SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Purchase Agreement for Offering of $215 million Senior Notes due 2016

On September 28, 2006, FTI Consulting, Inc. (“FTI”) issued its press release announcing that on September 27, 2006, it entered into the Purchase Agreement with Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as initial purchasers, pricing $215 million of Senior Notes due 2016 (the “Senior Notes”) at 7.75%. The Senior Notes will mature on October 1, 2016 and will rank pari passu in right of payment with all of FTI’s existing and future senior indebtedness, if any, and senior in right of payment to all of FTI’s existing and future subordinated indebtedness. The Purchase Agreement is filed as Exhibit 10.1 and the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Purchase Agreement dated September 27, 2006, by and among FTI Consulting, Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

99.1	Press Release dated September 28, 2006, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: September 29, 2006	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated September 27, 2006, by and among FTI Consulting, Inc., the Guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes.

99.1	Press Release dated September 28, 2006, of FTI Consulting, Inc.